July 3, 2001




Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Waste Conversions Systems, Inc.'s Form 8-K dated May 15, 2001, and are in agreement with the statements contained therein regarding our termination as auditors.


Sincerely,


/s/ BDO Seidman LLP
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BDO Seidman, LLP




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